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                                                                     EXHIBIT 5.1

                       Wilson, Sonsini, Goodrich & Rosati
                               650 Page Mill Road
                           Palo Alto, California 94304
                                  415/493-9300
                               (fax) 415/496-6811

                                October 22, 1996

CyberMedia, Inc
3000 Ocean Park Blvd., Suite 2001
Santa Monica, California 90405

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on August 29, 1996 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended of 2,875,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 375,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto, which has been approved by us as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI

                                          Professional Corporation

                                          /s/ Wilson, Sonsini, Goodrich & Rosati